Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2015 relating to the consolidated financial statements of Galapagos NV and subsidiaries (the “Company”), appearing in the Prospectus dated May 13, 2015, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-203435 on Form F-1.

Diegem, May 29, 2015

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren/Reviseurs d’Entreprises

BV o.v.v.e. CVBA/SC s.f.d. SCRL

Represented by Gert Vanhees